Exhibit 99.1

FOR IMMEDIATE RELEASE

EDGAR BRONFMAN JR. NAMED EXECUTIVE CHAIRMAN

OF FUBOTV

NEW YORK – APRIL 29, 2020 – FaceBank Group, Inc. (d/b/a fuboTV) (OTCQB: FBNK) announced today that its Board of Directors has appointed Edgar Bronfman Jr. to the Board of Directors and has named him Executive Chairman effective immediately.

As Executive Chairman of the Board, Bronfman will help advise on the strategic direction of the live TV streaming platform. fuboTV intends to uplist to a major stock exchange in the coming months.

Bronfman is both a direct investor as well as an investor in fuboTV through Waverley Capital, a venture capital group he co-founded with Daniel Leff in 2017 to focus on the opportunities presented by disruption in the media industry.

“Edgar was an early champion of fuboTV and I am thrilled he has agreed to this increased role with the company,” said David Gandler, co-founder and CEO, fuboTV. “As we expand through organic growth and opportunistic acquisition, Edgar’s strategic guidance will be invaluable.”

“Edgar’s unparalleled expertise and prominence in the media industry combined with his track record of prescient moves in the digital media space make him the perfect choice to lead fuboTV’s Board,” said John Textor, co-founder and former CEO, FaceBank Group.

“I believe fuboTV has a great future,” said Bronfman. “I look forward to working with David to build on the tremendous success fuboTV has already achieved as the opportunities for OTT networks continue to expand and accelerate.”

Bronfman, one of the most recognized names in the media industry, is also a Managing Partner at Accretive LLC, a unique firm that specializes in creating companies to solve important problems in large industries, and Executive Chairman of Global Thermostat LLC, a pioneering company designed to develop and commercialize a technology for the direct capture of carbon dioxide from the atmosphere and other sources. He is the former Chairman and CEO of Warner Music, one of the world’s largest music companies.

Since its founding in 2015 as a soccer streaming service, fuboTV has evolved into a live TV streaming platform with more top Nielsen-ranked sports, news and entertainment channels for cord-cutters than any other live platform. Continually innovating to give subscribers a premium viewing experience they can’t find with cable TV, fuboTV is regularly first-to-market with new product features and is the only virtual MVPD to stream in 4K. The company merged with FaceBank Group, Inc., a leading celebrity and sports focused virtual entertainment company, in April 2020.

About fuboTV

FaceBank Group, Inc. (d/b/a fuboTV) (OTCQB: FBNK) is the live TV streaming platform with more top Nielsen-ranked sports, news and entertainment channels for cord-cutters than any other live platform.

Continually innovating to give subscribers a premium viewing experience they can’t find with cable TV, fuboTV is regularly first-to-market with new product features and is the only virtual MVPD to stream in 4K. Other industry “firsts” for the company include entering Europe with the launch of fuboTV España in 2018. fubo Sports Network, the live, free-to-consumer TV network for passionate sports fans, launched in 2019 with event coverage, news, behind-the-scenes and exclusive programming.

Named to Forbes’ Next Billion Dollar Startup list in 2019, NYC-based fuboTV merged with FaceBank Group, Inc. in 2020.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on the current beliefs, expectations and assumptions of fuboTV and on information currently available to fuboTV. The forward-looking statements in this press release represent fuboTV’s views as of the date of this press release. These statements may include, but are not limited to, statements regarding future events or future financial and operating performance and fuboTV’s plans for, and the anticipated benefits of, new strategic partnerships and fuboTV’s plans and timing regarding uplisting to a national stock exchange. Although fuboTV believes the expectations reflected in such forward-looking statements are reasonable, fuboTV can give no assurance that such expectations will prove to be correct. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause fuboTV’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. Except as required by applicable law, fuboTV does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. Important factors that could cause fuboTV’s actual results to differ materially are detailed from time to time in the reports fuboTV files with the Securities and Exchange Commission, copies of which are available on the Securities and Exchange Commission’s website at www.sec.gov and are available from fuboTV without charge. However, new risk factors and uncertainties may emerge from time to time, and it is not possible to predict all risk factors and uncertainties.

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Investor and Media Contacts:

Media Contact:

Jennifer L. Press, fuboTV

jpress@fubo.tv

212-672-0081

Investor Contact:

Brinlea Johnson, The Blueshirt Group

brinlea@blueshirtgroup.com

415-269-2645